SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003 (October 24, 2003)

HARKEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 WestLake Park Boulevard, Suite 600 Houston, Texas	77079
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (281) 504-4000

Former Name or Former Address, if changed since last report: Not applicable

Item 5. Other Events and Regulation FD Disclosure

On October 24, 2003, Harken Energy Corporation issued a press release announcing that it had exercised its right to mandatorily convert its 7% Senior Convertible Notes due 2007 that were issued before January 31, 2003 into shares of Harken Energy Corporation common stock according to the terms of those Notes. In the same press release Harken Energy Corporation announced that it had provided notice of its election to redeem the 5% Convertible Note Due November 2003 for shares of Harken Energy Corporation common stock pursuant to the terms of the 5% Note. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release, dated October 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 24, 2003

Harken Energy Corporation

By:	/s/ Elmer A. Johnston

Elmer A. Johnston Vice President, Secretary and General Counsel

List of Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 24, 2003